UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2015

Date of Report (Date of earliest event reported)

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On April 29, 2015, the Company announced that its Board of Directors has elected Georges Gravanis as the Company’s President, Materials Group, effective May 1, 2015.  Mr. Gravanis, age 57, has served as Vice President and General Manager of the Asia Pacific division of the Materials Group since August 2010.  Prior to that, he held several leadership roles with the Company, including Vice President of Sales, Roll Materials Europe, from May 2006 to July 2010; Vice President/General Manager, Roll Materials Europe Southern Region, from March 2004 to April 2006; and General Manager, Roll Materials France, from May 2003 to March 2004.  A copy of the press release announcing the election of Mr. Gravanis is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Compensation and Executive Personnel Committee (the “Committee”) of the Board approved the following compensation package for Mr. Gravanis: (i) an annual base salary of €470,000; (ii) a target Annual Incentive Plan opportunity of 60% of base salary; and (iii) a target long-term incentive opportunity of 180% of base salary.  In addition, the Committee approved a special promotion grant on June 1, 2015 of restricted stock units with a grant date fair value of $750,000, which will vest in equal installments on the first, second, third and fourth anniversaries of the grant date.  Mr. Gravanis will also receive reimbursement up to $15,000 per year for financial counseling services, and, at the applicable time, taxable relocation assistance benefits in accordance with the Company’s executive relocation policy.  If he localizes to the United States, he will also be eligible to participate in the Company’s executive severance and key employee change of control severance plans, savings and deferred compensation plans, in each case as described in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on March 12, 2015.

Until his localization to the United States or Europe, which is currently expected to take place in mid-2016, Mr. Gravanis will continue working as an expatriate in Hong Kong.  Mr. Gravanis’ annual benefits related to his international relocation include the following:  (i) a goods and services differential of €63,393, subject to adjustment on a quarterly basis and in addition to applicable taxes thereon; (ii) a housing allowance of €197,220; (iii) a spousal allowance of €5,844; (v) a home leave allowance of €11,968; (vi) an automobile allowance of €17,000; (vii) educational tuition assistance of €19,614, subject to adjustment on an annual basis; and (viii) reimbursement for utilities and tax preparation fees.  These expatriate benefits will cease upon his localization.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release, dated April 29, 2015, announcing election of Georges Gravanis as President, Materials Group, of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: April 29, 2015
	By:	/s/ Dean A. Scarborough
Name: Dean A. Scarborough
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 29, 2015, announcing election of Georges Gravanis as President, Materials Group, of Avery Dennison Corporation.